As filed with the Securities and Exchange Commission on August 12, 2020

Registration No. 333-244414

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TODOS MEDICAL LTD.

(Exact name of Registrant as specified in its charter)

Israel	2835	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

1 Hamada Street

Rehovot, Israel

+972-8-633-3964

(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all Correspondence to:

Carl M. Sherer Rimon PC 245 Park Avenue, 39th Floor New York, NY 10167 Telephone No. (800) 930-7271 Facsimile No.: (617)997-0098	Jeffrey J. Fessler Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112 Telephone No. (212) 634-3067 Facsimile No.: (917) 438-6133

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging Growth Company [X]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

EXPLANATORY NOTE

This Amendment No. 1 (Amendment No. 1) to the Registration Statement on Form S-1 (File No. 333-244414) of Todos Medical Ltd. (Registration Statement) is being filed solely for the purpose of filing certain exhibits as indicated in Part II of this Amendment No. 1. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Amended and Restated Articles of Association of Todos Medical Ltd. (filed as Exhibit 99.1 to the Company’s current report on Form 6-K (File No. 333-209744) filed on March 30, 2017, and incorporated herein by reference).

4.1	Todos Medical Ltd. 2015 Israeli Share Option Plan (filed as Exhibit 10.7 to the Company’s registration statement on Form F-1 (File No. 333-209744) filed on February 26, 2016, and incorporated herein by reference).

5.1	Opinion of Rimon, PC.*

10.1	Summary English Translation of Lease Agreement for Corporate Offices in Rehovot, Israel (filed as Exhibit 10.4 to the Company’s registration statement on Form F-1 (File No. 333-209744) filed on February 26, 2016, and incorporated herein by reference).

10.2	Employment Agreement, dated March 16, 2017, between Todos Medical Singapore Pte Ltd. and Dr. Wee Yue Chew and warrant agreement, dated March 16, 2017, between Todos Medical Ltd. and Dr. Wee Yue Chew (filed as Exhibit 4.12 to Form 20-F (File No. 333-209744) filed on May 1, 2017, and incorporated herein by reference).

10.3	Convertible Bridge Loan Agreement, dated February 27, 2019, filed as Exhibit 4.1 to the Company’s Form 6-K filed on February 28, 2019

10.4	Amendment to Convertible Bridge Loan Agreement, dated February 27, 2019, filed as Exhibit 4.1 to the Company’s Form 6-K filed on March 12, 2019

10.5

Share Purchase and Assignment of License Agreement among Todos Medical Ltd., Amarantus Bioscience Holdings, Inc., and Breakthrough Diagnostics, Inc., dated February 27, 2019, filed as Exhibit 4.4 to the Company’s Form 6-K filed on February 28, 2019

10.6	Assignment and Loan Conversion Agreement among the Company, Adeline Holdings Ltd., Yitzhak Ostrovitsky, and Sorry Doll Ltd. and S.B. Nihul Merkakein Ltd., dated November 28, 2018, filed as Exhibit 4.9 to the Company’s Form 20-F filed on March 28, 2019, and incorporated herein by reference

10.7	Marketing and Reseller Agreement, between the Company and Care G.B. Plus Ltd., dated December 20, 2018 filed as Exhibit 4.10 to the Company’s Form 20-F filed on March 28, 2019, and incorporated herein by reference

10.8	Exclusive option agreement among the Company, Strategic Investment Holdings, LLC, Ascenda BioSciences LLC and Provista Diagnostics, Inc. dated January 6, 2020.*

10.9	2% Convertible Redeemable Note made by the Company in favor of Shmuel Rotbard in the original principal amount of $375,000 dated June 15, 2020.*

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10.10	Securities Purchase Agreement with Daniel Reich, dated June 23, 2020.*

10.11	Securities Purchase Agreement with Alexsander Shmuel Bar On, dated June 29, 2020.*

10.12	Securities Purchase Agreement, dated July 9, 2020, with Leviston Resources, LLC.*

10.13	Form of convertible note dated July 28, 2020, between the Company and the Todos Investors.*

10.14	Purchase Agreement dated as of August 4, 2020 by and between Todos Medical Ltd. and Lincoln Park Capital Fund, LLC. filed as Exhibit 10.1 to the Company’s Form 6-K filed on August 6, 2020.

10.15	Registration Rights Agreement dated as of August 4, 2020 by and between Todos Medical Ltd. and Lincoln Park Capital Fund, LLC, filed as Exhibit 10.2 to the Company’s Form 6-K filed on August 6, 2020.

10.16	Research and License Agreement with B.G. Negev Technologies and Applications Ltd. and Mor Research Applications Ltd., dated April 26, 2010, as amended June 25, 2012 (filed as Exhibit 10.1 to the Company’s registration statement on Form F-1 (File No. 333- 209744) filed on February 26, 2016, and incorporated herein by reference).

10.17	Addendum No. 2 to Research and License Agreement Dated March 19, 2017, as amended on June 25, 2012 with B.G. Negev Technologies and Applications Ltd. and Mor Research Applications Ltd. (filed as Exhibit 4.2 to Form 20-F (File No. 333-209744) filed on May 1, 2017, and incorporated herein by reference).

10.18	Employment Agreement between the Company and Dr. Herman Weiss, dated March 25, 2019, filed as Exhibit 10.11 to the Company’s Registration Statement on Form F-1 filed on April 22, 2019, and incorporated herein by reference.

21.1	List of Subsidiaries *

23.1	Consent of Fahn Kanne, Grant Thornton.

23.2	Consent of Rimon PC (incorporated in Exhibit 5.1)*.

24.1	Power of Attorney (included on signature page to registration statement) **.

* To be filed by amendment

** Previously filed.

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Signatures

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form F-1 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York and Rehovot, Israel on August 12, 2020.

TODOS MEDICAL LTD.
(Registrant)

By:	/s/ Gerald Commissiong
Gerald Commissiong
Chief Executive Officer and Director
(Principal Executive Officer)

By:	/s/ Daniel Hirsch
Chief Financial Officer
(Principal Financial and Accounting Officer)

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In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE	TITLE	DATE

/s/ Gerald Commissiong	Chief Executive Officer (Principal	August 12, 2020
Gerald Commissiong	Executive Officer) and Director

*	Chief Financial Officer (Principal	August 12, 2020
Daniel Hirsch	Financial and Accounting Officer) and Director

*	Director	August 12, 2020
Moshe Schlisser

*	Director	August 12, 2020
Moshe Abramovitz

*	Director	August 12, 2020
Lauren Chung

*	Director	August 12, 2020
Dr. Herman Weiss

*By:	/s/ Gerald Commissiong
Gerald Commissiong
Attorney-in-Fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Todos Medical Ltd., has signed this registration statement on August 12, 2020.

Authorized U.S. Representative

/s/ Donald J. Puglisi
Managing Director Puglisi & Associates

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